AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 26, 2009

AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) among American Airlines, Inc. (the “Borrower”), AMR Corporation (“AMR”), each of the Required Lenders (as defined in the Credit Agreement referred to below) listed on the signature pages hereto and Citicorp USA, Inc., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

1. The Borrower and AMR have entered into that Amended and Restated Credit Agreement, dated as of March 27, 2006, as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of May 9, 2007, and Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of May 15, 2008 (as so amended, the “Credit Agreement”), with the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book-Running Managers.  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified therefor in the Credit Agreement.

2. The Borrower has requested certain modifications to the cash flow coverage covenant contained in Section 5.03(b) of the Credit Agreement and a waiver of the Parent Guarantor’s compliance with such covenant for the period ending June 30, 2009.

3. The Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement and waive the Parent Guarantor’s compliance with Section 5.03(b) of the Credit Agreement for the period ending June 30, 2009 in response to the Borrower’s request as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. Waiver.  Effective as of the date on which the conditions precedent set forth in Section 3 have been satisfied or waived, the Required Lenders hereby irrevocably waive the compliance by the Parent Guarantor with the provisions of Section 5.03(b) of the Credit Agreement for the period ending on June 30, 2009.

SECTION 2. Amendment.  Effective as of the date on which the conditions precedent set forth in Section 3 have been satisfied or waived, the Credit Agreement is hereby amended as follows

(a)           Clause (a) of the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)  in respect of the Term 2 Facility, 4.00% per annum, in the case of Eurodollar Rate Advances, and 3.00% per annum, in the case of Base Rate Advances, and”;

(b)           The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (b) thereof, renumbering clause (c) thereof as clause (d), and adding “(c) 3.50%; and” as a new clause (c) thereof.

(c)           The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (X) the higher of (a) 2.50% per annum and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (Y) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.”;

(d)           Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in their correct alphabetical order:

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of June 26, 2009, among the Borrower, the Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” shall have the meaning specified in Amendment No. 3.

(e)           Section 5.01 of the Credit Agreement is hereby amended by adding the following new Section 5.01(q) at the end thereof:

“(q)  Additional Appraisals.

(i)           Without duplication of any appraisals required to be conducted by the Appraiser or any Appraisal Reports required to be delivered to the Lenders, in each case pursuant to Section 5.01(m), cause the Appraiser to conduct an appraisal of the then current Aircraft Value of the Aircraft and to deliver an Appraisal Report in respect thereof to the Lenders by no later than 45 days prior to each 3-month anniversary of the Effective Date occurring on and after the Amendment No. 3 Effective Date.  The Borrower shall bear all costs and expenses of compliance with this Section 5.01(q)(i).

(ii)           Notwithstanding anything in this Agreement to the contrary, from and after the Amendment No. 3 Effective Date, each reference in this Agreement to an Appraisal Report most recently delivered to the Agent and/or the Lenders pursuant to Section 5.01(m)(i) or generally (including, without limitation, in the definition of “Aircraft Value”) shall be deemed to also include any Appraisal Report most recently delivered to the Agent and/or the Lenders pursuant to Section 5.01(q)(i), as applicable.”

(f)           Section 5.03(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b)  Cash Flow Coverage.  So long as any principal, interest and premiums related to any Advances and any fees hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent Guarantor will maintain, for each Measurement Period (as defined below) most recently ended, a Cash Flow Coverage Ratio of not less than the amount specified below for such period (it being understood that this Section 5.03(b) shall not apply to any Measurement Period ending on any date from (and including) June 30, 2008 through June 30, 2009):

Measurement Period Ending	Cash Flow Coverage Ratio
September 30, 2009	0.95:1.00
December 31, 2009	0.95:1.00
March 31, 2010	0.95:1.00
June 30, 2010	1.00:1.00
September 30, 2010	1.05:1.00

For purposes hereof, “Measurement Period” shall mean each period of four consecutive fiscal quarters of the Parent Guarantor; provided, however, that (i) in respect of September 30, 2009, the Measurement Period shall be the fiscal quarter of the Parent Guarantor then ended, (ii) in respect of December 31, 2009, the Measurement Period shall be the two consecutive fiscal quarters of the Parent Guarantor then ended and (iii) in respect of March 31, 2010, the Measurement Period shall be the three consecutive fiscal quarters of the Parent Guarantor then ended.”; and

(g)           Section 6.01(c) of the Credit Agreement is amended by (i) inserting “5.01(q)” between “5.01(n),” and “5.02(a)” in the third line thereof and (ii) and inserting “or 5.01(q)” immediately following “5.01(m) in the proviso thereto.

(h)           Schedule 4.01(f) to the Credit Agreement is hereby replaced in its entirety by the replacement “Schedule 4.01(f)” attached hereto as Annex A.

SECTION 3. Conditions of Effectiveness.  This Amendment shall become effective as of the date when, and only when (the “Amendment No. 3 Effective Date”), each of the following conditions precedent shall have been satisfied or waived:

(i) The Administrative Agent shall have received counterparts of this Amendment executed by (A) each of the Borrower and AMR, (B) each of the Administrative Agent and the Collateral Agent and (C) each of the Required Lenders, or as to any such Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(ii) The Administrative Agent shall have received a certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Amendment No. 3 Effective Date, certifying as to (i) the truth of the representations and warranties contained in the Financing Documents as though made on and as of the date of the Amendment No. 3 Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be or was true and correct as of such date, and (ii) the absence of any event occurring and continuing, or resulting from the Amendment No. 3 Effective Date, that constitutes a Default or an Event of Default.

(iii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the transactions under this Amendment and any other legal matters relating to the Loan Parties, this Amendment or the transactions contemplated hereunder, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(iv) Immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(v) The Borrower shall have paid (a) to the Administrative Agent, for the benefit of each Lender executing this Amendment on or before 5:00 PM (EST) on June 25, 2009, an amendment fee equal to 0.75% of the Commitments and Advances of each such Lender in effect or outstanding, as the case may be, on the date hereof and (b) all invoiced accrued fees and expenses of the Administrative Agent and the Lead Arrangers (including the reasonable fees and expenses of Shearman & Sterling LLP, counsel for the Administrative Agent and the Lead Arrangers, for which invoices shall have been provided to the Borrower at least two Business Days prior to the Amendment No. 3 Effective Date).

SECTION 4. Representations and Warranties of the Loan Parties

.  Each of the Borrower and AMR represents and warrants as follows:

(a) The execution, delivery and performance by the Borrower and AMR of this Amendment and the performance by the Borrower and AMR of the Credit Agreement, as amended hereby, have been duly authorized by all necessary limited liability company or corporate action.

(b) This Amendment has been duly executed and delivered by the Borrower and AMR.  This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing).

SECTION 5. Reference to and Effect on the Credit Agreement and the other Financing Documents

.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Financing Documents to “the Credit Agreement”, “the Amended and Restated Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement (as specifically amended by this Amendment), the Notes, the SGR Security Agreement and each of the other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described thereof do and shall continue to secure the payment of all Obligations of the Loan Parties under the Financing Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

(d)           Each of the Borrower, the Parent Guarantor and the Required Lenders hereby agree that this Amendment shall be a Financing Document for all purposes of the Credit Agreement and the other Financing Documents.

SECTION 6. Execution in Counterparts

.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or in .pdf or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law

.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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